SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2002

                              INFINITE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                        0-21816                 52-1490422
(State or other jurisdiction of       Commission File           (IRS Employer
        incorporation)                    Number)            Identification No.)

      2364 Post Road, Warwick, RI                                   02886
(Address of principal executive office)                           (Zip Code)

                                 (401) 738-5777
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On October 17, 2002 the Registrant issued the following press release:

               "Infinite Group, Inc. Announces Management Changes


Warwick, Rhode Island, October 17, 2002 - Infinite Group Inc. (Nasdaq: IMCI), today announced management changes affecting various functions across the organization. The Company announced that David Johnson has assumed the position of Managing Director, Infinite Group. Mr. Johnson's background includes ten years in management and marketing positions at American Power Conversion (Nasdaq: APCC). Mr. Johnson also spent two years as a consultant to early stage technology companies.

The Company also announced that Steven Brogno has joined Infinite Group as Corporate Controller. Mr. Brogno's background includes eleven years as Divisional Controller and Director of Accounting Operations at American Power Conversion. Mr. Brogno holds an MBA from Boston College.

Additionally, Sean McEllin has joined Infinite Group as Director of Corporate Investments. In this role, Mr. McEllin will direct the Company's investment strategies with respect to capital expenditures, as well as merger & acquisition strategies. Mr. McEllin's background includes four years with Newport Capital Partners, Incorporated where he was responsible for conducting due diligence activities for European clients. Mr. McEllin also spent three years as a financial consultant with Idea Capital Solutions, Incorporated.

Furthermore, the company announced that Chris Di Napoli has accepted the role of Director, Business Development for Infinite Group, Inc. In this role, Mr. Di Napoli will be responsible for commercialization of the Infinite Photonics Grating Coupled Surface Emitting Laser (GCSELTM) diode technology. Prior to Infinite Group, Mr. Di Napoli spent two years as a business consultant and eight years in business development and management positions at American Power Conversion.

The Company further announced that Jeff Bullington, President of its Infinite Photonics subsidiary, has resigned his position with the Company. Infinite Group has commenced a search to find a successor to manage the overall operations at Infinite Photonics.

Additionally, the Company announced that it has determined not to renew its employment contract with Bruce Garreau, its Chief Financial Officer. Mr. Garreau's contract ended September 30, 2002. The Company has undertaken a search to fill the Chief Financial Officer position.


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

"With these changes to our management team, we are taking the next steps in our efforts to build the team needed to best position the company for current needs and future opportunities.", said Clifford G. Brockmyre, CEO of Infinite Group. "These changes support our ever sharpening focus on maximizing results from both our core competencies and evolving technologies. We are extremely fortunate to recruit these additions to our senior staff".

Infinite Photonics, Inc. develops and markets laser diodes based on its proprietary patented and patent pending IP GCSEL(tm) technology platform. IP GCSEL(tm) product applications include high power pump lasers used for EDFA and Raman amplification, tunable lasers used in optical transmitters and receivers for telecommunications, material processing and medical applications.

Infinite Group is a provider of laser material processing, advanced manufacturing methods, and laser and photonic technology."


                               * * * * * * * * * *


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 INFINITE GROUP, INC.


Date: October 17, 2002                          By: /s/Clifford G. Brockmyre II
                                                    ----------------------------
                                                     Clifford G. Brockmyre II
                                                     President

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